Sub-Item 77Q1(d)
Copies of amendments to constituent instruments referred to in answer to sub-item 77I:
Combined Amended and Restated Rule 18f-3 Multi-Class Plan, including Exhibits A and B, amended as of May 2, 2011, as filed with the Securities and Exchange Commission on May
26, 2011 (Accession Number 0001193125-11-151562).